                                                                    Exhibit 4.06

                              EXCHANGE AGREEMENT

          AGREEMENT, dated as of March 28, 2001, by and among Cendant Membership Services Holdings, Inc., a Delaware corporation ("Buyer"), Joseph A. Preis ("Preis"), and John P. McWeeny ("McWeeny" and together with Preis, the "Sellers").

          WHEREAS, Preis is the owner of 81,761 shares ("the Preis Shares") of Cendant Corporation common stock designated as Move.com Tracking Stock, par value $0.01 per share ("Move.com Stock"), and McWeeny is the owner of 15,751 shares of Move.com Stock (the "McWeeny Shares" and together with the Preis Shares, the "Tracking Stock Shares");

          WHEREAS, Buyer is a party to an Agreement and Plan of Reorganization, dated as of October 26, 2000, by and among Homestore.com, Inc., ("Homestore"), Metal Acquisition Corp., WW Acquisition Corp., Move.com, Inc. ("Move.com"), Welcome Wagon International Inc., Buyer and Cendant Corporation, a Delaware corporation ("Parent"), pursuant to which each outstanding share of common stock of Move.com, par value $.01 per share, was converted into the right to receive
 .7284 shares (the "Exchange Ratio") of common stock of Homestore.com, Inc., par value $0.001 per share ("Homestore Common Stock"); and

          WHEREAS, the parties desire to exchange Tracking Stock Shares for shares of Homestore Common Stock at the Exchange Ratio (substituting Tracking Stock Shares for shares of common stock of Move.com in the calculation), on the terms and conditions provided for herein.

          NOW, THEREFORE, in consideration of the provisions contained herein, the parties hereto agree as follows:

          1.    EXCHANGE OF TRACKING STOCK SHARES FOR HOMESTORE SHARES.
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                1.1 Exchange of Shares. On the terms and subject to the
                    ------------------
conditions contained herein, Buyer agrees to exchange with the Sellers and the Sellers agree to exchange with Buyer (i) 59,555 shares of Homestore Common Stock (the "Preis Homestore Shares") in exchange for the Preis Shares, and (ii) 11,473 shares of Homestore Common Stock (the "McWeeny Homestore Shares" and, together with the Preis Homestore Shares, the "Homestore Shares") in exchange for the McWeeny Shares. Pursuant to a Registration Rights Agreement, dated as of October 26, 2000 and effective as of February 16, 2000, by and between Homestore
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and Parent (the "Registration Rights Agreement"), Homestore is required to file a registration statement on Form S-3 no later than May 17, 2001 for a public offering of the Homestore Shares (the "Shelf Registration").

             1.2 Delivery of Shares. (a) At the Closing each of the Sellers
                 ------------------
shall deliver to Buyer validly issued certificates representing the Tracking Stock Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed.

     (b) At the Closing Buyer shall (i) deliver to Preis a validly issued certificate representing the Preis Homestore Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed and (ii) deliver to McWeeny a validly issued certificate representing the McWeeny Homestore Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed.

     2.    THE CLOSING.  Upon the terms and subject to the conditions of this
           -----------
Agreement, it is intended that the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the date of execution of this Agreement at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m. (local time); provided, however,
                                                              --------  -------
if any of the conditions set forth in this Agreement shall not have been satisfied or waived as of the date of this Agreement, then the Closing shall take place on the third business day after satisfaction of all the conditions provided for in Section 5 hereof, or at such other place and time as the parties hereto shall agree in writing (the time and date of such closing being referred to herein as the "Closing Date"). The parties hereto agree to use their best efforts to have the Closing occur as soon as practicable consistent with the provisions of this Agreement.

     3.    REPRESENTATIONS AND WARRANTIES OF THE SELLERS.  Each of the Sellers
           ---------------------------------------------
jointly and severally represent and warrant to Buyer as follows:

           3.1  Authorization. Each Seller has full power and authority to enter
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into and to perform its obligation under this Agreement in accordance with its terms.

           3.2  Binding Agreement. This Agreement has been duly and validly
                -----------------
executed and delivered on behalf of each Seller and, assuming due authorization, execution and delivery by Buyer, constitutes the legal and binding

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obligation of each of the Sellers enforceable against the Sellers in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and to general equity principles (whether considered in a proceeding in equity or at law).

             3.3  Required Approvals, Notices and Consents. Except as described
                  ----------------------------------------
herein or in Schedule 3.3 hereof, no consent or approval of, other action by, or any notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by each of the Sellers of this Agreement or the consummation by each of the Sellers of the transaction contemplated hereby.

             3.4  Restricted Securities. Until the Shelf Registration is
                  ---------------------
declared effective by the Securities and Exchange Commission pursuant to the Registration Rights Agreement (which may or may not occur by May 17, 2001), each Seller understands that (a) the Homestore Shares to be received by such Seller hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as such securities are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and (b) the certificate(s) representing the Homestore Shares shall bear the following legends:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

          The Sellers must request that Homestore remove the legend set forth above from the certificates evidencing the Homestore Shares or issue to such holder new certificates therefor free of such legend in connection with the Shelf Registration.

             3.5  Suitability Standards.
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          (a)  Each Seller is acquiring the Homestore Shares for investment purposes only and solely for his own accounts and not with a view to, or for resale in connection with, the distribution or disposition thereof, except for such distributions or dispositions which are effected in compliance with the Securities Act;

          (b) Each Seller understand that the Homestore Shares have not been registered under the Securities Act or under any state securities or "blue sky" laws;

          (c) Each Seller will not directly or indirectly offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of, or solicit any offers to purchase or otherwise acquire or take a pledge of, any of the Homestore Shares, except in accordance with the Securities Act and all applicable state securities or "blue sky" laws;

          (d) The financial situation of each Seller is such that he can afford to bear the economic risk of holding the Homestore Shares for an indefinite period of time and suffer complete loss of his investment in the Homestore Shares;

          (e) Each Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks relating to his investment in the Homestore Shares;

          (f) Each Seller acknowledge that the Homestore Shares must be held indefinitely and each Seller must continue to bear the economic risk of his investments in the Homestore Shares until the Homestore Shares are subsequently registered under the Securities Act or an exemption from such registration is available;

          (g) Each Seller understands that the Homestore Shares represent a speculative investment which involves a high degree of risk of loss of his investment therein;

          (h) In making his decision to receive the Homestore Shares under this Agreement, each Seller has relied upon independent investigations made by his and, to the extent believed by him to be appropriate, his representatives, including his own professional, tax and other advisors;

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          (i)  In making his decision to receive the Homestore Shares under this
               Agreement, each Seller has not received or relied upon any information relating the Homestore from Buyer and each Seller has relied solely upon the public filings of Homestore to evaluate the risks associated with ownership of the Homestore Shares; and

          (j) All information that each Seller has provided to Buyer concerning himself and his financial position and the financial position of Preis' spouse is true, complete and correct as of the date of this Agreement.

               3.6  Fees and Commissions. No agent, broker, investment banker,
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person or firm acting on behalf of or under the authority of either Seller is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each Seller agrees to indemnify and hold harmless Buyer from liability for any compensation to any intermediary retained or otherwise authorized to act by, or on behalf of, such Seller and the fees and expenses of defending against such liability or alleged liability.

               3.7  Transfer Instructions. Each Seller agrees that Homestore may
                    ---------------------
provide for appropriate transfer instructions to implement the provisions of
Section 3.4 hereof.

          4.   REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and
               ---------------------------------------
warrants to each of the Sellers as follows:

               4.1  Organization and Standing. Buyer is a corporation duly
                    -------------------------
incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

               4.2  Binding Agreement. Buyer has all requisite corporate power
                    -----------------
and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Buyer and, assuming due authorization, execution and delivery by each of the Sellers, constitutes the legal and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting

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creditors' rights generally, and to general equity principles (whether considered in a proceeding in equity or at law).

              4.3 Fees and Commissions. No agent, broker, investment banker,
                  --------------------
person or firm acting on behalf of or under the authority of Buyer is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

              4.4  Required Approvals, Notices and Consents. Except as described
                   ----------------------------------------
herein or in Schedule 4.4 hereof, no consent or approval of, other action by, or any notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transaction contemplated hereby.

        5.    CONDITIONS PRECEDENT. To the extent that the date of this
              --------------------
Agreement is not also the date of the Closing the following shall apply: The obligations of each party hereunder are subject to the fulfillment on or prior to the Closing as follows:

              5.1  Representations, Warranties and Agreements. The
                   ------------------------------------------
representations and warranties of the other party hereto shall be true and correct in all material respects on the Closing Date as though made on and as of such date and the other party shall have performed all other obligations and agreements contained in this Agreement to be performed prior to the Closing.

        6.    MISCELLANEOUS.
              -------------

              6.1 Entire Agreement. This Agreement embodies the entire agreement
                  ----------------
and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and undertakings, whether written or oral, relating to matters provided for herein. There are no provisions, undertakings, representations or warranties relative to the subject matter of this Agreement not expressly set forth herein.

              6.2 Expenses.  Except as otherwise specifically provided in this
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Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

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             6.3  Notices. Any notice, demand, claim, notice of claim, request
                  -------
or communication required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally by facsimile transmission or sent by first class or certified mail, postage prepaid to the following addresses,

          If to Preis:

               Joseph A. Preis
               c/o MetroRent, Inc.
               2021 Fillmore Street
               San Francisco, California  94115
               Facsimile:  (415) 563-0383

               With a copy to

               Dudnick Detwiler Rivin & Stikker LLP
               351 California Street, 15/th/ Floor
               San Francisco, California  94104
               Attention:  Jeffrey B. Detwiler, Esq.
               Facsimile:  (415) 982-1401


          If to McWeeny:

               John P. McWeeny
               c/o MetroRent, Inc.
               2021 Fillmore Street
               San Francisco, California  94115
               Facsimile:  (415) 563-0383

               with a copy to:

               Dudnick Detwiler Rivin & Stikker LLP
               351 California Street, 15/th/ Floor
               San Francisco, California  94104
               Attention:  Jeffrey B. Detwiler, Esq.
               Facsimile:  (415) 982-1401

          If to Buyer:

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

               c/o Cendant Corporation
               9 West 57/th/ Street
               New York, New York  10019
               Attention:  Eric J. Bock, Esq.
               Facsimile:  (212) 413-1922

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, New York 10038
               Attention:  David Fox, Esq.
               Facsimile:  (212) 735-2000

or to such other address as any party may request by notifying in writing all of the other parties to this Agreement in accordance with this Section 6.3.

     Any such notice shall be deemed to have been received on the date of personal delivery, the date set forth on the postal service return receipt, the date of delivery shown on the records of the overnight courier or the date shown on the facsimile confirmation, as applicable.

             6.4  Benefit and Assignment. This Agreement will be binding upon
                  ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns. There sh all be no assignment of any interest under this Agreement by any party except that Buyer may assign its rights hereunder to any wholly owned subsidiary of Buyer; provided, however, that no such assignment
                                  --------  -------
shall relieve the assignor of its obligations under this Agreement. Nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

             6.5  Waiver. Any waiver of any provision of this Agreement shall be
                  ------
valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

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

             6.6  Amendment. This Agreement may not be amended or modified
                  ---------
except by an instrument in writing signed by, or on behalf of, the Sellers and Buyer.

             6.7  Release of Claims. The Sellers hereby fully and
                  -----------------
unconditionally releases from any and all claims, actions, causes of actions, lawsuits, damages, liabilities, costs, losses, expenses, assessments, sums of money, promises and demands of any nature whatsoever of the Sellers against Buyer and each of its respective officers, directors, employees or agents which are related to or arise out of (a) any act taken or omitted to be taken in connection with or in anticipation of the transactions contemplated hereby or
(b) any act taken or omitted to be taken by Buyer in connection with the transactions contemplated hereby; provided that the foregoing shall in no event operate as a release of claims, actions, causes of action, lawsuits, damages, liabilities, costs, losses, expenses, assessments, sums of money, promises or demands of any nature whatsoever that in any way relate to or arise out of or in connection with that certain Asset Purchase Agreement among Parent, Move.com, Sellers and others dated as of October 29, 1999, as amended, those certain Employment Agreements between Rent Net, Inc. and each Seller dated December 17, 1999, that certain Escrow Agreement among Move.com, Bank of San Francisco, Sellers and others dated as of December 17, 1999, and those certain Stock Option Agreements between Move.com and each Seller dated as of January 13, 2000.

             6.8  Construction of this Agreement. The language used in this
                  ------------------------------
Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual agreement, and this Agreement shall not be deemed to have been prepared by any single party hereto. The headings of the sections and subsections of this Agreement are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Agreement or the intent of any section or subsection. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

             6.9  Governing Law. This Agreement shall be governed by, enforced
                  -------------
under and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law provision or rule thereof. The parties submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to the Agreement and the transactions contemplated hereby.

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

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.



                                      CENDANT MEMBERSHIP SERVICES HOLDINGS, INC.



                                      /s/ Eric J. Bock
                                      ----------------
                                      Name: Eric J. Bock
                                      Title: Senior Vice President & Secretary


                                      JOSEPH A. PREIS



                                      /s/ Joseph A. Preis
                                      -------------------


                                      JOHN P. MCWEENY



                                      /s/ John P. McWeeny
                                      -------------------

                                SPOUSAL CONSENT


       The undersigned represents that the undersigned is the spouse of

                                Joseph A. Preis

and that the undersigned is familiar with the terms of the Exchange Agreement attached hereto and all related agreements and instruments executed pursuant to or in connection with the Exchange Agreement (together the "Agreements"). The undersigned hereby agrees that the interest of the undersigned's spouse in all property which is the subject of such Agreements shall be irrevocably bound by the terms of such Agreements and by any amendment, modification, waiver or termination signed by the undersigned's spouse . The undersigned further agrees that the undersigned's community property interest, if any, in all property which is the subject of such Agreements shall be irrevocably bound by the terms of such Agreements, and that such Agreements shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned's spouse to amend, modify or terminate such Agreements, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned's spouse shall be binding on the community property interest, if any, of the undersigned in all property which is the subject of such Agreements and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.


Dated: March 28, 2001



                                                    /s/ Carolyn Obstfeld Preis
                                                   -----------------------------
                                                   Name:  Carolyn Obstfeld Preis